PAKISTAN 50 RS.

FIFTY RUPEES روپیہ (۵۰) پچاس

پاکستان

Rent Agreement

THIS RENT AGREEMENT is made at RAWALPINDI on 21st day of January 2008

BETWEEN

Mr Tahir Mehmood Khan S/o Muhammad Asghar Khan R/o Villa No.1, Street No 3, Gulrez Housing Scheem, Phase –VI, Rawalpindi NIC No 37405-1694493-3, (hereinafter called the lessor) of the **ONE PART**.

AND

M/S. Netsol Technologies LTD, Netsol Avenue, Ghazi Road, Lahore Cantt, through Senior President Brig (Retd) **Muhammad Ashraf** S/o Muhammad Akbar R/o Kalar Syedan, P/o Khas, Tehsil Kahuta, District Rawalpindi, NIC # 37402-5802431-5, hereinafter called the Lessee of the **OTHER PART** (Expression lessor and lessee where ever the context so permits shall always mean and include their respective heirs succession legal representative and agencies).

WHEREAS the lessor is Attorney and in possession of VILLA No 26, Street No 5, DESIGN SV-05a, 05 Bedrooms, Drawing Dinning, Study room, three lounges, Car porch and two servant rooms etc. SAFARI VILLAS, Rawalpindi, and has agreed to rent out it to the lessee and the lessee has agreed to take on rent the same on the following terms and condition.

1. That rate of rent of the said premises is hereby agreed at Rs 65,000/-(Rupees sixty five thousands only) per month.
2. That 06 (Six) month Advance rent amounting to Rs 3,90,000/- (Rupees three lac and ninety thousand only) has been paid by the lassee and has been received by the lessor and there after rent on six monthly basis will be payable in advance on or before "5th " of concern month to the lessor.
3. That a further sum of Rs. 1,00,000/- (Rupees one lac only) equal to two months rent has also been deposited by the lessee with the lessor as security money. The amount of the security will be refundable in lump sum after deducting any damages caused to the said premises or to its fittings and fixtures etc. by the occupants i.e. lessee and his family and clearance of outstanding bills, if any if cost to repair the damaged property is more than security amount lessee shall be responsible for the balance sum.
4. That the contract is only made for a period of one year commencing from /01/01/2008, On expiry of lease period the lessee shall hand o ver peaceful vacant possession of the premises the lessor without any failure and contract will not be renewed/ extended in any case.
5. That the lessee shall not sublet damage it in any way
6. That the lessee shall pay all the Utility bills (Electricity, Gas, water, Telephone, Cable, etc) of the said premises regularly without any failure to the concerned departments and will hand over the receipts of paid bills to the lessor on demand.

Lessor ____________
Mr. Tahir Mehmood Khan
NIC No: 37405-169449303

Lessee ____________
M/S NetSol Technologies LTD
through Senior Vice President
Brig (R) Muhammad Ashraf
NIC NO: 37402-5802431-5

Continued page #2

PAKISTAN 50 RS.

FIFTY RUPEES روپیہ (۵۰) پچاس پاکستان

7. That the lessee shall indemnify lessor for any of lessee's negligence and in case any damages caused to the said premises or its fittings and fixtures etc due to the negligence of the lessee or by his/her servants. The lessee will get the same replaced/ repaired at his/her own cost to the entire satisfaction of the lessor, failing which the amount of repair will be deducted from the security deposit.
8. That incase the lessor want to disposed off/ sell to the said premises the lessee will have no objection to this deel with any party as selected by the lessor and that the lessee will have no objection to execute fresh lease agreement with the new lessor on the same terms and conditions for the remaining period of the lease or as the case may be to vacate the premises so desired for the purpose the lessor will serve two months prior notice to lessee..
9. That the lessor or his agent shall be entitled to visit the premises within reasonable advance notice and prior coordination.
10. That the lessee cannot arrange any alteration or additional construction in the said premises without obtaining prior permission in writing form the lessor
11. That the current electricity meter reading is ________________ and Sui gas meter reading is ________________ as on ___/___/2008, lessee shall pay all Utility charges including Safari charges if any and shall not leave payments delinquent.
12. That the security money will not be adjusted in the amount of rent.
13. That **two months** advance notice is necessary for vacation of the premises by either party before the completion of lease period.
14. That both the parties shall abide by all the terms and conditions of this agreement.
15. That the lessee will use the said premises for residential purposes only.

In witnesses whereof the both parties above named have put their respective hands to this rent agreement on the day, month and year first above-mentioned.

Lessor: ________________
Mr. Tahir Mehmood Khan
NIC No: 37405-169449303

Lessee: ________________
M/S NetSol Technologies LTD
Through Senior Vice President
Brig (R) Muhammad Ashraf
NIC NO: 37402-5802431-5

Witness No.1: ____________

NIC # ____________

Witness No.2: ____________

NIC # ____________